UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
TO
FORM SB-2, FILED ON JUNE 25, 2003
COMMISSION FILE #333-106439

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
INVISA, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	65-1005398 (I.R.S. Employer Identification No.)
Herbert Lustig, CEO
INVISA, INC.
4400 Independence Court, Sarasota, Florida, USA 34234
(941) 355-931
(Address of Principal Executive Offices and Zip Code)

De-Registration of Shares of Common Stock
(Full title of the plan)

Approximate date of proposed sale to the public:  Sales of securities will cease after the effective date of this Registration Statement.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [ ]

THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT IS FILED TO REMOVE FROM REGISTRATION THE PORTION OF THE 525,444 SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF THE REGISTRATION WHICH REMAIN UNSOLD, WHICH SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED.

COPIES OF COMMUNICATIONS TO:
Herbert Lustig, CEO
INVISA, INC.
4400 Independence Court, Sarasota, Florida, USA 34234
(941) 355-931

DE-REGISTRATION OF SHARES OF COMMON STOCK

ON JUNE 25,2 003, INVISA, INC., A NEVADA CORPORATION (THE "COMPANY"), FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT (SEC FILE NO. 333-106439) ON FORM SB-2 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, REGISTERING UP TO 525,444 SHARES OF COMMON STOCK IN THE COMPANY'S CAPITAL, PAR VALUE $0.001 PER SHARE (THE "SHARES") TO BE SOLD FROM TIME TO TIME BY THE COMPANY. SUCH REGISTRATION STATEMENT WAS DECLARED EFFECTIVE ON JULY 7, 2003. IN ACCORDANCE WITH THE UNDERTAKINGS OF THE COMPANY SET FORTH IN PART II OF THE REGISTRATION STATEMENT, THE COMPANY HEREBY DE-REGISTERS THE SHARES THAT REMAIN UNSOLD AS OF THE DATE HEREOF PURSUANT TO THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE REGISTRANT HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED ON                 , 2004.

INVISA, INC.

BY:

/s/ Herbert Lustig
-----------------------------------------------
HERBERT LUSTIG, CEO